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                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated as of September 30, 1996, among FAMILY GOLF CENTERS, INC., a Delaware corporation with executive offices at 225 Broadhollow Road, Melville, New York 11747 ("FGC") and KKL GOLF PARTNERSHIP., an Illinois general partnership with an address at c/o Kemper Sports Management, 500 Skokie Boulevard, Suite 444, Northbrook, Illinois 60062 (the "Seller").

                              W I T N E S S E T H:

         WHEREAS, simultaneously with the execution hereof, the Seller and Carolina Springs Family Golf Centers, Inc., a wholly-owned Delaware subsidiary of FGC ("Subsidiary"), are consummating the transactions contemplated by the Purchase Agreement, dated as of September 30, 1996 (the "Purchase Agreement"), among the Seller, and Subsidiary, pursuant to which, among other things, Subsidiary shall purchase certain assets of Seller in exchange for (i) $3,350,000.00 in cash and (ii) options to purchase up to 5,000 shares of the common stock, par value $.01 per share, of FGC (the "Common Stock");

         WHEREAS, this is the Stock Option Agreement referred to in Section 5 of the Purchase Agreement. Capitalized terms used in this Stock Option Agreement and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.

         NOW, THEREFORE, it is agreed as follows:

         I. GRANT OF OPTION. FGC hereby grants to the Seller the following irrevocable option (the "Option") to purchase, upon the terms and conditions


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hereinafter set forth, an aggregate of 5,000 shares of Common Stock of FGC
(subject to adjustment as hereinafter provided), at the exercise price of $40.00 per share (the "Exercise Price").

         II. EXERCISE OF OPTION. Seller may exercise the option, in whole or in part, at any time from the date hereof until September 30, 2001 (the "Exercise Period").

         III. MANNER OF EXERCISE. In the event the Seller wishes to exercise the Option, the Seller shall send a written notice (the "Notice") to the Board of Directors of FGC specifying: (i) the number of shares of Common Stock the Seller will purchase pursuant to such exercise; and (ii) the place and date for the closing of such purchase, which date shall be not less than three, nor more than twenty, business days from the date of the delivery of the Notice ( each a "Closing"). Each Closing shall take place at the principal executive offices of FGC. At the Closing FGC shall deliver to Seller a Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

         IV. PAYMENT AND DELIVERY OF CERTIFICATES. At each Closing, (i) the Seller will make payment to FGC of the aggregate Exercise Price per share for the shares of Common Stock being purchased upon exercise of any Option by bank cashier's or certified check, and (ii) FGC shall deliver to the Seller a certificate or certificates representing the number of shares of Common Stock so purchased in the denominations designated by the Seller. At any such Closing, the Seller shall deliver a letter to FGC agreeing that the Seller is purchasing the shares of Common Stock for investment purposes and not with a view to distribution otherwise than in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and agreeing not to offer to sell,

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sell or otherwise dispose of, any of such shares acquired by it pursuant to this Agreement in violation of the Securities Act or any applicable state securities laws.

         V. CONVERSION RIGHT. In lieu of the payment of the Exercise Price, the Holder shall have the right (but not the obligation), to require FGC to convert this Option in whole into shares of Stock (the "Conversion Right") as provided for in this Section V. Upon exercise of the Conversion Right, FGC shall deliver to the Holder (without payment by the Holder of any of the Execrise Price) that number of shares of Stock equal to the quotient obtained by dividing (x) the value of the Option at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Price (as hereinafter defined) for the shares of Stock issuable upon exercise of the Option immediately prior to the exercise of the Conversion Right) by (y) the Market Price of one share of Stock immediately prior to the exercise of the Conversion Right. "Market Price" shall mean the Stock Price (as defined below) obtained by taking the average over a period of thirty consecutive trading days ending on the second trading day prior to the date of determination. As used in this paragraph, the term Stock Price shall mean (A) the mean, on each such trading day, between the high and low sale price of a share of Stock or if no such sale takes place on any such trading day, the mean of the closing bid and lowest closing asked prices therefor on any such trading day, in each case as officially reported on all national securities exchanges on which the Stock is then listed or admitted to trading, or (B) if the Stock is not then listed or admitted to trading on any national securities exchange, the closing price of the Stock on such date, or (C) if no closing price is available on any such trading day, the mean between the highest and lowest

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closing bid prices thereof on any such trading date, in the over-the-counter market as reported by NASDAQ, (D) if the Stock is not then quoted in such system, the mean between the highest and lowest bid prices reported by the market makers and dealers for the Stock listed as such by the National Quotation Bureau, Incorporated or any similar successor organization, or (E) the higher of the last bona fide sale made by FGC and the fair market value of the Stock as determined by the Board of Directors in its good faith judgement.

         VI. EXERCISE OF CONVERSION RIGHT. The conversion rights provided under
Section V hereof may be exercised in whole at any time and from time to time while any Option remains outstanding. In order to exercise the conversion privilege, the Holder shall surrender to FGC, at its offices, this Stock Option Agreement accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Stock issuable upon exercise of this Option. This Stock Option Agreement shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Stock Option Agreement for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, FGC shall issue and shall deliver to the Holder a certificate or certificates representing the largest number of whole shares of Stock to which the Holder shall be entitled as a result of the conversion. FGC shall not be required to issue fractions of shares of Stock upon the exercise of the Conversion Right. Any fractional shares to which the Seller shall be entitled shall be satisfied by FGC in lawful money of the United States of America.

         VII. ADJUSTMENTS. In case FGC shall (i) pay a dividend in Common Stock of FGC or make a distribution in Common Stock, (ii) subdivide its outstanding



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Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common stock, or (iv) issue by reclassification of its Common Stock other securities of FGC, the number of shares of Common Stock purchasable upon exercise of the Option shall be adjusted so that Seller shall be entitled to receive the kind and number of shares or other securities of FGC which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Option been exercised immediately prior to the happening of such event or any record date with respect thereto and the Exercise Price shall also be adjusted to reflect the happening of any of the events described above.

         VIII. LEGEND. The Seller consents to the placement of any legend required by applicable state securities laws and of the following legend on each certificate representing the Common Stock:

                           "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, EXCHANGED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THEREOF, (2) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OF OTHER COUNSEL FOR THE HOLDER REASONABLE ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED, OR (3) A "NO ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE SECURITIES EXCHANGE COMMISSION TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED IN CONNECTION THEREWITH."


         VII. TYPE OF OPTION. This Option is not an "incentive stock option", as defined in Section 422A of the Internal Revenue Code of 1986, as amended, and is not being issued pursuant to any plan of FGC. The Seller shall have no rights as a stockholder of FGC with respect to shares of Common Stock covered by this Option until payment for such shares shall have been made in full and until the date of the issuance of a stock certificate for such shares.

         VIII. REPRESENTATIONS AND WARRANTIES OF FGC. FGC hereby represents and


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warrants to the Seller as follows:

         (a) FGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FGC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

         (b) FGC has all requisite corporate power and authority to own the properties owned by it and to carry on its business as now conducted and has taken all necessary corporate action to enter into this Agreement. FGC has all requisite corporate power to grant the Options and to carry out and perform its obligations under the terms of this Agreement, and all transactions contemplated hereby.

         (c) When issued and paid for or converted in accordance with the terms of this Agreement, the shares of Common Stock underlying the Option will be duly authorized, validly issued, fully paid and non-assessable.

         (d) Upon delivery of the shares of Common Stock to the Seller upon the exercise of the Options, the Seller will receive good and marketable title to such shares free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind arising by, through or under FGC, other than any restrictions on resales imposed by federal or state securities laws.

         (e) The execution and delivery of this Agreement does not, and the performance of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate the Certificate of Incorporation or By-Laws of FGC, (ii) conflict with or result in a breach of any terms or


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provisions of, or constitute a default or give rise to a right of acceleration or termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of FGC under any indenture, mortgage, loan agreement or other instrument to which FGC is a party or by which any of its property is bound, or (iii) violate or require governmental, judicial or regulatory consent under any existing applicable, law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over FGC or any of its property.

         IX. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to the Seller as follows:

         (a) Seller is a partnership duly formed, validly existing and in good standing under the laws of the State of Illinois.

         (b) Seller has all requisite power and authority to carry on its business as it is now being conducted and has taken all necessary partnership action to enter into this Agreement. Seller has all requisite partnership power to carry out and perform its obligations under the terms of this Agreement, and all transactions contemplated hereby.

         (c) The execution and delivery of this Agreement does not, and the performance of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of any law, rule or regulation to which Seller is subject; (ii) violate any order, judgment or decree applicable to Seller; or (iii) conflict with or result in a breach of or a default under any term or condition of Seller's certificate of limited partnership or partnership agreement or any agreement or other instrument to which Seller is a party or by which it or its assets may be bound.

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         X. NOTICES. All notices, demands, requests, consents or other communications ("Notices") which either party may desire or be required to give to the other hereunder shall be in writing and shall be delivered by hand, overnight express carrier, or sent by registered or certified mail, return receipt requested, postage prepaid, in either event, addressed to the parties at their respective addresses first above set forth. A copy of any Notice given by Seller to Purchaser shall simultaneously be given in either manner provided above to Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, Attention: Kenneth R. Koch, Esq. A copy of any Notice given by Purchaser to Seller shall simultaneously be given in either manner provided above to D'Ancona & Pflaum, 30 North LaSalle Street, Suite 2900, Chicago, Illinois 60602, Attention: Allan J. Reich, Esq. or Michael D. Miselman, Esq. Notices given in the manner aforesaid shall be deemed to have been given three (3) business days after the day so mailed, the day after delivery to any overnight express carrier and on the day so delivered by hand. Either party shall have the right to change its address(es) for the receipt of Notices by giving Notice to the other party in either manner aforesaid. Any Notice required or permitted to be given by either party may be given by that party's attorney.




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         XI. MISCELLANEOUS.

         (a) BINDING EFFECT. This Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, heirs, administrators, and representatives, and shall not be enforceable by, or inure to the benefit of, any other third party.

         (b) NONTRANSFERABLE. The Option granted hereunder may not be transferred, assigned or otherwise disposed of by the Seller (other than to a partner of the Seller) and any such attempt to transfer the same shall be void ab initio.

         (c) CHOICE OF LAW. This Agreement shall be construed in accordance with, and governed by, the internal law of the State of New York (without reference to its rules as to conflicts of law).

         (d) MODIFICATION. This Agreement may only be modified by a writing signed by each of the parties hereto.

         (e) HEADINGS. The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections and Articles are to Sections and Articles, respectively, contained herein.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.


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         IN WITNESS WHEREOF, the parties hereto have caused this Stock Option
Agreement to be executed as of the day and year first above written.

                                      FAMILY GOLF CENTERS, INC.


                                      BY:
                                         ------------------------------------
                                      NAME:
                                      TITLE:



                                      KKL GOLF PARTNERSHIP
                                      BY: KEMPER SPORTS MANAGEMENT,
                                          INC., GENERAL PARTNER

                                      BY: /s/ ROBERT L. WALLACE
                                         ------------------------------------
                                      NAME: ROBERT L. WALLACE
                                      TITLE: CHIEF FINANCIAL OFFICER







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         IN WITNESS WHEREOF, the parties hereto have caused this Stock Option
Agreement to be executed as of the day and year first above written.

                                      FAMILY GOLF CENTERS, INC.


                                      BY: /s/ ROBERT J. KRAUSE
                                         ------------------------------------
                                      NAME:  ROBERT J. KRAUSE
                                      TITLE: VICE PRESIDENT



                                      KKL GOLF PARTNERSHIP
                                      BY: KEMPER SPORTS MANAGEMENT,
                                          INC., GENERAL PARTNER


                                      BY:
                                         ------------------------------------
                                      NAME:
                                      TITLE:







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151512-1.




                                   EXHIBIT B

                             CASHLESS EXERCISE FORM
        (To be executed upon exercise of Option pursuant to Section VI)


                     The undersigned hereby irrevocably elects to surrender its Option for such shares of Stock pursuant to the cashless exercise provisions of the within the Stock Option Agreement, as provided for in Section V of such Stock Option Agreement.

                     Please issue a certificate or certificates for such Stock in the name of, and pay cash for fractional shares pursuant to Section VI of the Stock Option Agreement.



                                       Name
                                       --------------------------------------

                                       (Please Print Name, Address and
                                       Social Security No.)

                                       Address
                                       --------------------------------------

                                       --------------------------------------

                                       --------------------------------------


                                       Social
                                       Security No.
                                       --------------------------------------


                                       Signature
                                       --------------------------------------
                                       NOTE: The above signature should
                                             correspond exactly with the name
                                             on the first page of the Stock
                                             Option Agreement.



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